                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following list identifies only Registrant's significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X.

                                                 JURISDICTION          YEAR
              NAME                               OF INCORPORATION      ORGANIZED
              ------------------------------------------------------------------
              Altera International, Inc.         Cayman Islands        1997
              Altera International Limited       Hong Kong             1997



                                       47